Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Artiva Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Offering Note	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

(1)	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2024 Equity Incentive Plan	Other	1,229,777	$5.43	$6,677,689.11	0.00013810	$922.19
(2)	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2024 Employee Stock Purchase Plan	Other	245,955	$4.62	$1,136,312.10	0.00013810	$156.93
(3)	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the 2025 Inducement Plan	Other	600,000	$5.43	$3,258,000.00	0.00013810	$449.93

	Total Offering Amounts				—	$11,072,001.21	—	$1,529.04

	Total Fee Offsets				—	—	—	—

	Net Fee Due				—	—	—	$1,529.04

(1)
The amount registered represents shares of Common Stock (“Common Stock”) of Artiva Biotherapeutics, Inc. (the “Registrant”) that were automatically added to the shares authorized for issuance under the 2024 Equity Incentive Plan (the “Incentive Plan”) on January 1, 2026, pursuant to an “evergreen” provision contained in the Incentive Plan. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2034, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant’s Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum offering price per share and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 3, 2026 (the “Average Price”).
(2)
The amount registered represents the shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2024 Employee Stock Purchase Plan (the “Employee Plan”) on January 1, 2026, pursuant to an “evergreen” provision contained in the Employee Plan. Pursuant to such provision, on January 1st of each year through (and including) January 1, 2034, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year and (ii) 424,000 shares of Common Stock; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that there will be no increase in the share reserve for such calendar year or that the increase for such year will be a lesser number of shares of Common Stock than would otherwise occur. Pursuant to Rule 416(a) under the Securities Act this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Employee Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the Average Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Employee Plan.
(3)
The amount registered represents the shares of Common Stock that are authorized for issuance under the Registrant’s 2025 Inducement Plan (the “Inducement Plan”). Pursuant to Rule 416(a) under the Securities Act this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the Average Price.